UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 22, 2017 (August 21, 2017)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2017, Dean Foods Company (the “Company”) announced that Chris Bellairs, the Company’s Executive Vice President and Chief Financial Officer, has stepped down.  The Company has appointed Scott K. Vopni to serve as the Company’s interim Chief Financial Officer, effective immediately.  Mr. Vopni, 49, has served as the Company’s Chief Accounting Officer since December 2010 and also as Senior Vice President - Finance since January 2016.  He also served as Senior Vice President - Investor Relations from October 2014 until January 2016.  Mr. Vopni began his service with the Company as Vice President - Controller in May 2008.

Mr. Bellairs has agreed to assist Mr. Vopni with the transition.  Mr. Bellairs’ departure is not related to any issues regarding the integrity of the Company’s financial statements or accounting policies and practices.

Mr. Bellairs will receive compensation and benefits pursuant to the Company’s Amended and Restated Executive Severance Pay Plan following his termination of employment with the Company on September 1, 2017.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

99.1 Dean Foods Company press release dated August 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2017	DEAN FOODS COMPANY

	By:	/s/ Russell F. Coleman
Russell F. Coleman
Executive Vice President, General Counsel, Corporate Secretary & Government Affairs

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Dean Foods Company press release dated August 22, 2017